UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 26, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2022, Vayu (US) Inc., a Delaware corporation (doing business as Vayu Aerospace Corporation) (“Vayu”), a subsidiary of A4 Aerospace Corporation, Inc., which is a subsidiary of Alpine 4 Holdings, Inc., a Delaware corporation (“Alpine 4”), entered into an Unmanned Aerial Vehicles Supply Agreement (the “Agreement”) with All American Contracting Solutions, Inc., a Georgia Corporation (“All American”).

Pursuant to the Agreement, Vayu and All American agreed that All American would purchase from Vayu up to 225 units of Vayu’s model G1 drones over a four-year period, beginning in the first calendar quarter of 2023. Specifically, Vayu agreed to manufacture and supply to All American the amounts of Unmanned Aerial Vehicles (“UAVs”) as set forth on purchase orders to be submitted by All American, and All American agreed to purchase 100% of its requirements of Vayu's UAVs from Vayu directly, and to not manufacture or purchase from any other third party, any of Vayu’s UAVs during the term of the Agreement. The parties agreed that payment for the UAVs would be made when orders were placed, according to the pricing set forth in the Agreement.

Vayu and All American agreed that All American would provide to Vayu a binding forecast of All Amercian’s needs for UAVs for the first calendar quarter of 2023, and a non-binding forecast for the remaining three quarters of 2023, and that All American would continue to provide a rolling forecast of its UAV requirements. Vayu agreed to maintain and follow quality control standards and testing programs consistent with applicable ISO regulatory standards, and that all UAVs delivered would conform to the specifications agreed to by the parties. Vayu further agreed that the UAVs would be manufactured in compliance with all applicable present and future orders, regulations, requirements and laws of any and all federal, state, provincial and local authorities and agencies.

The form of Unmanned Aerial Vehicles Supply Agreement is filed as Exhibit 10 to this Current Report on Form 8-K. The foregoing summary of the terms of the Unmanned Aerial Vehicles Supply Agreement is subject to, and qualified in its entirety by the form of the Unmanned Aerial Vehicles Supply Agreement which is incorporated herein by reference.

Item 8.01 Other Events

On October 26, 2022, Alpine 4 issued a press release announcing the entry by Vayu into the Agreement described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10	Unmanned Aerial Vehicles Supply Agreement

99	Press Release dated October 26, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: October 26, 2022